UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HELICOS BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	05-0587367
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:   333-140973

Securities to be registered pursuant to Section 12(g) of the Act:

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                          Description of Registrant’s Securities to be Registered

For a description of the Registrant’s common stock to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-140973) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference.

Item 2.                          Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Helicos BioSciences Corporation

Date: May 18, 2007	By:	/s/ Stanley N. Lapidus
Stanley N. Lapidus
President and Chief Executive Officer